As filed with the Securities and Exchange Commission on February 28, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYMABAY THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3103561
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7575 Gateway Blvd., Suite 110

Newark, California 94560

(Address of principal executive offices) (Zip code)

CymaBay Therapeutics, Inc. 2013 Equity Incentive Plan

(Full title of the plan)

Sujal Shah

President and Chief Executive Officer

CymaBay Therapeutics, Inc.

7575 Gateway Boulevard, Suite 110

Newark, California 94560

(510) 293-8800

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Matthew B. Hemington

Brett D. White

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(3)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	2,378,259 shares	$10.02	$23,830,155.18	$2,888.21

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price is based upon $10.02, which is the average of the high and low selling prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on February 21, 2019.

(3)	Represents 2,378,259 shares of Common Stock added to the Company’s 2013 Equity Incentive Plan.

EXPLANATORY NOTE

CymaBay Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 2,378,259 shares of its Common Stock, issuable to eligible persons under the CymaBay Therapeutics, Inc. 2013 Equity Incentive Plan (“2013 Plan”), which Common Stock is in addition to the shares of Common Stock previously registered on the following Form S-8s (collectively, the “Prior Form S-8s”):

•	the Registrant’s Form S-8 filed on April 11, 2014 (File No. 333-195211);

•	the Registrant’s Form S-8 filed on August 21, 2014 (File No. 333-198289);

•	the Registrant’s Form S-8 filed on March 23, 2015 (File No. 333-202941);

•	the Registrant’s Form S-8 filed on March 29, 2016 (File No. 333-210453);

•	the Registrant’s Form S-8 filed on March 23, 2017 (File No. 333-216905);

•	the Registrant’s Form S-8 filed on March 15, 2018 (File No. 333-223687); and

•	the Registrant’s Form S-8 filed on August 9, 2018 (File No. 333-226741).

PART II

ITEM 3.	INCORPORATION BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8s are incorporated herein by reference and made a part hereof.

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

a)	The Registrant’s Annual Report on Form 10-K filed on February 28, 2019, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

b)	The Registrant’s Current Report on Form 8-K filed on February 4, 2019 under the Exchange Act (File No. 001-36500).

c)	The description of the Registrant’s common stock contained in the Registrant’s Form 8-A filed on June 16, 2014, including any amendment or report filed for the purpose of updating such description.

d)

All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(3)	2013 Equity Incentive Plan

99.2(4)	Form of Option Grant Notice and Option Agreement under the 2013 Equity Incentive Plan

99.3(5)	Form of Incentive Award Grant Notice under the 2013 Equity Incentive Plan

(1)

Previously filed as Exhibit 3.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form 10/A (File No. 000-55021), filed with the Commission on October 17, 2013, and incorporated by reference herein.

(2)

Previously filed as Exhibit 3.2 to the Registrant’s Amendment No. 2 to Registration Statement on Form 10/A (File No. 000-55021), filed with the Commission on October 17, 2013, and incorporated by reference herein.

(3)	Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36500), filed with the Commission on June 7, 2018, and incorporated by reference herein.
(4)

Previously filed as Exhibit 10.26 to the Registrant’s Amendment No. 2 to Registration Statement on Form 10/A (File No. 000-55021), filed with the Commission on October 17, 2013, and incorporated by reference herein.

(5)	Previously filed as Exhibit 10.22 to the Registrant’s Form 10-K, (File No. 000-55021) filed with the SEC on March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newark, State of California, on this 28th day of February, 2019.

CYMABAY THERAPEUTICS, INC.

By:	/s/ Sujal Shah
Sujal Shah
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sujal A. Shah, Daniel Menold and Paul Quinlan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Sujal A. Shah Sujal A. Shah	President, Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2019

/s/ Daniel Menold Daniel Menold	Vice President, Finance (Principal Financial and Accounting Officer)	February 28, 2019

/s/ Robert J. Wills Robert J. Wills, Ph.D.	Director	February 28, 2019

/s/ Robert F. Booth Robert F. Booth, Ph.D.	Director	February 28, 2019

/s/ Carl Goldfischer Carl Goldfischer, M.D.	Director	February 28, 2019

/s/ Caroline Loewy Caroline Loewy	Director	February 28, 2019

/s/ Evan A. Stein Evan A. Stein, M.D., Ph D.	Director	February 28, 2019

/s/ Paul F. Truex Paul F. Truex	Director	February 28, 2019

/s/ Kurt von Emster Kurt von Emster, CFA	Director	February 28, 2019

/s/ Robert J. Weiland Robert J. Weiland	Director	February 28, 2019

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